Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212927, No. 333-161099, No. 333-144379, No. 333-130528 and No. 333-68276) of World Fuel Services Corporation of our report dated February 28, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Certified Public Accountants
Miami, Florida
February 28, 2018